Exhibit 99.1

Pacer International Reports Fourth Quarter 2009 Results

CONCORD, California, February 16, 2010(BUSINESS WIRE)—Pacer International, Inc. (Nasdaq: PACR), the asset-light North American freight transportation and logistics services provider, today reported financial results for the three- and twelve-month periods ended December 31, 2009.

FOURTH QUARTER RESULTS

•	Revenues decreased $90.1 million to $420.2 million compared to $510.3 million for the quarter ended December 26, 2008.

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Income from operations increased $91.6 million to an income of $18.3 million compared to a loss of $73.3 million in the 2008 quarter (which included a pre-tax goodwill impairment charge of $87.9 million).

•

Net income increased from a loss of $64.0 million in the 2008 quarter (which includes the $73.3 million after-tax impact of the goodwill impairment charge) to a net income of $10.0 million in the 2009 quarter.

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During the quarter the Company entered into new multi-year agreements with Union Pacific covering, among other things, domestic big box (48- and 53-ft. container) shipments tendered by Pacer for transportation by Union Pacific and fleet sharing arrangements and the Company received a cash payment of $30 million from Union Pacific. A gain of $17.5 million was recorded in other income for the transaction. In addition, severance and lease termination costs of $3.0 million were charged to expense during the 2009 quarter.

* * * * * * * *

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Intermodal segment income from operations increased $6.8 million from the 2008 quarter to an income of $23.5 million compared to an operating income of $16.7 million in the 2008 quarter. The 2009 amount includes the $17.5 million gain on the Union Pacific agreements and $2.0 million of severance and lease termination expense.

•

Logistics segment income from operations increased $87.3 million to a loss of $0.1 million compared to a loss of $87.4 million in the 2008 quarter. The 2008 amount includes the $87.9 million goodwill impairment charge, and the 2009 amount includes $0.2 million severance expense.

•	Corporate costs for the 2009 quarter were $2.5 million more than the 2008 quarter principally due to additional professional service expenses and $0.8 million of severance expense in the 2009 quarter.

YEAR-TO-DATE RESULTS

•	Revenues for the year ended December 31, 2009 decreased $513.3 million to $1,574.2 million compared to $2,087.5 million for the year ended December 26, 2008.

•

Income from operations in 2009, which includes a $200.4 million pre-tax, non-cash goodwill impairment charge (of which $31.4 million related to our logistics segment and $169.0 million related to our intermodal segment), was a loss of $215.9 million compared to income of $2.0 million in 2008 (which included an $87.9 million logistics segment goodwill impairment charge). Excluding the impairment charges in both years, income from operations was a loss of $15.5 million in 2009 compared to an income of $89.9 million in 2008. Included in income from operations in 2009 is the $17.5 million gain related to the Union Pacific agreements, a $1.4 million gain related to the sale of certain truck services assets and $7.2 million for severance and lease termination expense.

•

Net income declined from a loss of $16.4 million in 2008 to a loss of $174.1 million, or $5.01 per diluted share, in 2009. Net income in both years included the impact of the goodwill impairment charges ($161.0 million after-tax, or $4.63 per share, in 2009 and $73.3 million after-tax, or $2.11 per share, in 2008). Excluding the impairment charges, net income was a loss of $13.1 million in 2009 compared to an income of $56.9 million in 2008.

•	Cash generated from operating activities was $12.5 million in 2009 and the outstanding debt and capital lease balance was $23.3 million at December 31, 2009.

•	During the year, as previously reported, we:

1.	Recorded a goodwill impairment charge of $200.4 million in the first quarter,

2.	Entered into an amendment to the software license agreement with SAP America, Inc. and received $22.5 million in cash and wrote-off $22.4 million of related property,

3.	Sold certain assets of our truck services business to Universal Truckload Services, Inc. and UTS Leasing, Inc. and recorded a $1.4 million gain in other income,

4.	Completed the amendment and restatement of our credit agreement providing for an asset-backed revolving credit facility with a maturity of April 5, 2012,

5.	Entered into new multi-year agreements with Union Pacific covering, among other things, domestic big box (48- and 53-ft. container) shipments tendered by Pacer for transportation by Union Pacific and fleet sharing arrangements and the Company received a cash payment of $30 million from Union Pacific. A gain of $17.5 million was recorded in other income for the transaction,

6.	Reduced employment by 559 people through the sale of certain assets of the truck services unit, attrition and severance, as well as closed two office locations. In addition, during the second quarter of 2009, across the board temporary salary reductions and discontinuation of the Company’s 401(k) plan matching expenses were implemented.

* * * * * * * *

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Intermodal segment income from operations decreased $274.5 million from 2008 to a loss of $161.0 million (including a $169.0 million goodwill impairment charge) compared to an operating income of $113.5 million in 2008. Excluding the impairment charge in 2009, the intermodal segment recorded an $8.0 million operating income. The 2009 amount includes the $17.5 million gain on the Union Pacific agreements and $4.6 million of severance and lease termination expense.

•

Logistics segment income from operations increased $51.7 million to a loss of $36.4 million (including a $31.4 million goodwill impairment charge) in 2009 compared to a loss of $88.1 million (including an $87.9 million goodwill impairment charge) in 2008. Excluding the impairment charges, the logistics segment recorded a $5.0 million operating loss in 2009 compared to a $0.2 million loss in 2008. The 2009 amount includes the $1.4 million gain on the sale of certain assets of our truck services business and $1.3 million of severance expense.

•	Corporate costs for 2009 were $4.9 million less than 2008 principally due to a reduced performance incentive accrual in 2009.

“Though the economic environment in the fourth quarter continued to suppress demand and pressure margins, we took additional substantial steps toward sustained profitability while reducing debt by $31.5 million during the fourth quarter. We returned to positive operating income and cash flow in the second half of the year and we have significant availability under our amended credit agreement,” said Brian C. Kane, chief financial officer of Pacer.

“Pacer made significant strides toward our goal of providing excellent door-to-door intermodal service at competitive cost in the fourth quarter. We transitioned to a new long-term arrangement with Union Pacific, and, on a quarter-over-quarter basis, grew our direct to end-customer intermodal volume by 10.7%, grew our automotive sector intermodal volume by 12.9%, while reducing our on-going SG&A expenses by 16% compared to the 2008 fourth quarter. We will build on this transformation momentum in 2010 as we execute our strategic plan to provide integrated door-to-door control of all aspects of our intermodal service delivery to end customers,” added Daniel W. Avramovich, chairman and CEO of Pacer.

Note: A tabular reconciliation detailing the adjustments made to arrive at the adjusted financial results set forth above and elsewhere in this press release from financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”) is contained in the financial summary statements attached to this press release.

CONFERENCE CALL TODAY-Pacer International will hold a conference call for investors, analysts, business and trade media, and other interested parties at 5:00 p.m. ET, today (Tuesday, February 16). To participate, please call five minutes early by dialing (800) 230-1766(in USA) and ask for “Pacer International 4th Quarter Earnings Call.” International callers can dial (612) 332-0107.

An audio-only, simultaneous Webcast of the live conference call can be accessed through the Investors link on the company’s Web site at www.pacer.com. For persons unable to participate in either the conference call or the Webcast, a digitized replay will be available from February 16 at 7:30 p.m. ET to March 16 at 11:59 p.m. ET. For the replay, dial (800) 475-6701(USA) or (320) 365-3844 (international), using access code 144215. During such period, the replay also can be accessed through the Investors link on the company’s Web site at www.pacer.com.

ABOUT PACER INTERNATIONAL (www.pacer.com)

Pacer International, a leading asset-light North American freight transportation and third-party logistics provider, offers a broad array of services to facilitate the movement of freight from origin to destination through its intermodal and logistics operating segments. The intermodal segment offers intermodal transportation through Pacer Stacktrain (cost-efficient, two-tiered ramp to ramp rail transportation for containerized shipments), Pacer Cartage (local trucking) and Pacer Transportation Solutions (door-to-door service combining rail and truck transportation). The logistics segment provides truck brokerage, trucking, warehousing and distribution, international freight forwarding, and supply-chain management services. Pacer International is headquartered in Concord, California. Its intermodal and logistics operating segments are headquartered in Concord, California, and in Dublin, Ohio, respectively. For more information on Pacer International visit www.pacer.com.

SOURCE: Pacer International, Inc.

USE OF NON-GAAP FINANCIAL MEASURES: This press release contains “non-GAAP financial measures” as defined by the Securities and Exchange Commission, including adjusted diluted earnings per share, adjusted net income and adjusted income from operations for the logistic and intermodal segments and on a consolidated basis. These non-GAAP measures which exclude the effect of the company’s goodwill impairment write-off in the first quarter of 2009 and the fourth quarter of 2008 are used by Management and the Board of Directors in their analysis of the company’s ongoing core operating performance. Management believes that these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the company’s core businesses and allows investors to more easily compare operating results from period to period. A tabular reconciliation of the differences between the non-GAAP financial information discussed in this release and the most directly comparable financial information calculated and presented in accordance with GAAP is contained in the financial summary statements attached to this press release.

CERTAIN FORWARD-LOOKING STATEMENTS—This press release contains or may contain forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are general economic and business conditions including the length and severity of the current economic recession; industry trends, including changes in the costs of services from rail and motor transportation providers; changes resulting from our new arrangements with Union Pacific that will reduce revenues and may compress margins, result in operational difficulties, and reduce our results of operations; changes in the terms of new or replacement contracts with our underlying rail carriers that are less favorable to us relative to our legacy contracts as these expire (including our legacy contract with Union Pacific, expiring in 2011 which continues to apply to our automotive and international lines of business, and our legacy contract with CSX, expiring in 2014); our ability to borrow amounts under our credit agreement due to borrowing base limitations and/or to comply with the financial ratio and other covenants in our credit agreement, increases in interest rates; the loss of one or more of our major customers; the success of our cost reduction initiatives in improving our operating results and cash flows; the effect of the current economic recession on our customers including reduced transportation needs and an inability to pay us on time or at all; the impact of competitive pressures in the marketplace; the frequency and severity of accidents, particularly involving our trucking operations; changes in, or the failure to comply with, government regulation; changes in our business strategy, development plans or cost savings plans; congestion, work stoppages, equipment and capacity shortages, weather related issues and service disruptions affecting our rail and motor transportation providers; the degree and timing of changes in fuel prices, including changes in the fuel costs and surcharges that we pay to our vendors and those that we are able to collect from our customers; our ability to successfully defend or resolve customer and vendor rate and volume adjustment claims against us; changes in international and domestic shipping patterns; availability of qualified personnel; difficulties in maintaining or enhancing our information technology systems including selecting, developing and implementing applications and solutions to update our diverse legacy systems; increases in our leverage; our ability to integrate acquired businesses; and terrorism and acts of war. Additional information about these and other factors that could affect the company’s business is set forth in the company’s various filings with the Securities and Exchange Commission, including those set forth in the company’s annual report on Form 10-K for the year ended December 26, 2008 filed with the SEC on February 17, 2009 and the Form 10-Q for the quarter ended September 30, 2009 filed with the SEC on November 3, 2009. Should one or more of these risks or uncertainties materialize, or should underlying assumptions or estimates prove incorrect, actual results may vary materially from those described herein as anticipated, believed, expected or intended. Except as otherwise required by federal securities laws, the company does not undertake any obligation to update such forward-looking statements whether as a result of new information, future events or otherwise.

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INVESTOR CONTACT:

Joseph B. Doherty, EVP, Treasurer & Investor Relations

Pacer International, Inc.

(925) 887-1582

joe.doherty@pacer.com

MEDIA CONTACT:

Erin Bijas

Senior Account Manager, Public Relations

Princeton Partners

(609) 452-8500 x118; 732-895-0792 (mobile)

ebijas@princetonpartners.com

Pacer International, Inc.

Consolidated Balance Sheet

($ millions)

December 31, 2009
(Unaudited)
Assets

Current assets
Cash and cash equivalents	$2.8
Accounts receivable, net	152.3
Prepaid expenses and other	27.4
Deferred income taxes	1.0

Total current assets	183.5

Property and equipment
Property, plant & equipment at cost	107.7
Accumulated depreciation	(64.5)

Property and equipment, net	43.2

Other assets
Goodwill, net	—
Deferred income taxes	34.9
Other assets	14.3

Total other assets	49.2

Total assets	$275.9

Liabilities & Equity

Current liabilities
Current maturities of debt and capital leases	$23.3
Book overdraft	4.5
Accounts payable and accrued liabilities	144.7

Total current liabilities	172.5

Long-term liabilities
Long-term debt and capital leases	—
Other	5.9

Total long-term liabilities	5.9

Stockholders’ equity
Common stock	0.4
Paid In capital	301.5
Accumulated deficit	(204.3)
Accumulated other comprehensive loss	(0.1)

Total stockholders’ equity	97.5

Total liabilities and equity	$275.9

Pacer International, Inc.

Unaudited Consolidated Statement of Cash Flows

($ in millions)	2009
Cash Flows from Operating Activities
Net loss	$(174.1)
Adjustments to net loss
Depreciation and amortization	6.8
Gain on sale of property, equipment and other assets	(1.9)
Deferred taxes	(38.2)
Goodwill impairment charge	200.4
Stock based compensation expense	2.1
Change in receivables	31.2
Change in other current assets	(0.2)
Change in current liabilities	(20.9)
Other long-term assets	2.3
Other long-term liabilities	5.0

Net cash provided by operating activities	12.5

Cash Flows from Investing Activities
Capital expenditures	(9.2)
Proceeds from software license amendment	22.5
Proceeds from sales of property, equipment and other assets	2.4

Net cash provided by investing activities	15.7

Cash Flows from Financing Activities
Net repayments under line of credit agreement, net of debt issuance costs paid to lenders	(23.4)
Debt issuance costs paid to other third parties	(1.4)
Repurchase and retirement of common stock	(0.1)
Debt and capital lease obligation repayment	(0.3)
Dividends paid to shareholders	(5.2)

Net cash used in financing activities	(30.4)

Effect of exchange rate changes on cash	—

Net change in cash and cash equivalents	(2.2)

Cash at beginning of period	5.0

Cash at end of period	$2.8

Pacer International, Inc.

Reconciliation of GAAP Financial Results to Adjusted Financial Results

For the Fiscal Years Ended December 31, 2009 and December 26, 2008

In millions, except share and per share amounts

	Twelve Months 2009				Twelve Months 2008				Adjusted Variance	%
Item	GAAP Results	Adjustments		Adjusted Results	GAAP Results 4/	Adjustments		Adjusted Results	2009 vs 2008
Income (loss) from operations - intermodal 5/	$(161.0)	$169.0	1/	$8.0	$113.5	$—		$113.5	$(105.5)	-93.0%
Income (loss) from operations - logistics	(36.4)	31.4	2/	(5.0)	(88.1)	87.9	6/	(0.2)	(4.8)	2400.0%
Income (loss) from operations - corporate	(18.5)	—		(18.5)	(23.4)	—		(23.4)	4.9	-20.9%

Income (loss) from operations - total	(215.9)	200.4		(15.5)	2.0	87.9		89.9	(105.4)	-117.2%
Interest expense	4.5	—		4.5	2.4	—		2.4	2.1	87.5%

Income (loss) before income taxes	(220.4)	200.4		(20.0)	(0.4)	87.9		87.5	(107.5)	-122.9%
Income tax (benefit)	(46.3)	39.4	3/	(6.9)	16.0	14.6	7/	30.6	(37.5)	-122.5%

Net income (loss)	$(174.1)	$161.0		$(13.1)	$(16.4)	$73.3		$56.9	$(70.0)	-123.0%

Diluted earnings (loss) per share	$(5.01)	$4.63		$(0.38)	$(0.47)	$2.11		$1.64	$(2.02)	-123.1%

Weighted average shares outstanding	34,767,275	34,767,275		34,767,275	34,616,598	34,739,597		34,739,597	27,678	0.1%

1/	Intermodal segment goodwill impairment charge.
2/	Logistics segment goodwill impairment charge.
3/	Actual tax impact of the goodwill impairment charge.
4/	2008 amounts have been adjusted for the change in revenue recognition policy for the Stacktrain business unit to conform to the 2009 presentation.
5/	Beginning in the first quarter of 2009, the company’s Stacktrain business unit changed its revenue recognition method to a completed service basis from the percent of completed service basis used in prior periods. This change has been retrospectively applied to all prior period amounts. In addition, prior to 2009, the company’s fiscal year was the 52- or 53-week annual accounting period ending on the last Friday in December. Following the implementation of the SAP accounting modules during the 2009 first quarter, the company’s fiscal year was changed to end on December 31 of each year. Amounts for the transition period between December 27, 2008 and December 31, 2008 are included in the 2009 first quarter.
6/	Logistics segment goodwill impairment charge.
7/	Actual tax impact of the goodwill impairment charge.

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions)

	4th Quarter 2009				Year-to-Date
	Intermodal 1/	Logistics	Corp./Elim.	Consolidated	Intermodal 1/	Logistics	Corp./Elim.	Consolidated
	($ in millions)				($ in millions)
Revenues	$325.9	$94.9	$(0.6)	$420.2	$1,190.7	$385.6	$(2.1)	$1,574.2
Cost of purchased transportation	261.6	81.0	(0.6)	342.0	964.9	328.5	(2.1)	1,291.3
Direct operating expenses	30.4	—		30.4	124.5	—	—	124.5
Selling, general & admin. expenses	26.6	13.7	5.1	45.4	105.5	62.2	18.3	186.0
Goodwill impairment charge	—	—	—	—	169.0	31.4	—	200.4
Other income	(17.5)	—	—	(17.5)	(17.5)	(1.4)	—	(18.9)
Depreciation expense	1.3	0.3	—	1.6	5.3	1.3	0.2	6.8

Income (loss) from operations	23.5	(0.1)	(5.1)	18.3	(161.0)	(36.4)	(18.5)	(215.9)

Interest expense/income				1.6				4.5

Income (loss) before income taxes				16.7				(220.4)

Income tax (benefit)				6.7				(46.3)

Net income (loss)				$10.0				$(174.1)

Diluted Earnings (Loss) Per Share				$0.29				$(5.01)

1/	Beginning in the first quarter of 2009, the company’s Stacktrain business unit changed its revenue recognition method to a completed service basis from the percent of completed service basis used in prior periods. This change has been retrospectively applied to all prior period amounts. In addition, prior to 2009, the company’s fiscal year was the 52- or 53-week annual accounting period ending on the last Friday in December. Following the implementation of the SAP accounting modules during the 2009 first quarter, the company’s fiscal year was changed to end on December 31 of each year. Amounts for the transition period between December 27, 2008 and December 31, 2008 are included in the 2009 first quarter.

Pacer International, Inc.

Unaudited Consolidated Statements of Operations

($ millions, except per share amounts)

	4th Quarter				Year-to-Date
	2009	2008 1/	Variance	%	2009	2008 1/	Variance	%
Segments

Revenues
Intermodal	$325.9	$397.4	$(71.5)	-18.0%	$1,190.7	$1,633.2	$(442.5)	-27.1%
Logistics	94.9	113.2	(18.3)	-16.2%	385.6	455.9	(70.3)	-15.4%
Cons. Entries	(0.6)	(0.3)	(0.3)	100.0%	(2.1)	(1.6)	(0.5)	31.3%

Total	$420.2	$510.3	$(90.1)	-17.7%	$1,574.2	$2,087.5	$(513.3)	-24.6%

Income (loss) from Operations 2/
Intermodal	$23.5	$16.7	$6.8	40.7%	$(161.0)	$113.5	$(274.5)	-241.9%
Logistics	(0.1)	(87.4)	87.3	n.m.	(36.4)	(88.1)	51.7	-58.7%
Corporate	(5.1)	(2.6)	(2.5)	96.2%	(18.5)	(23.4)	4.9	-20.9%

Total	$18.3	$(73.3)	$91.6	-125.0%	$(215.9)	$2.0	$(217.9)	-10895.0%

Net Income (Loss) 2/	$10.0	$(64.0)	$74.0	-115.6%	$(174.1)	$(16.4)	$(157.7)	961.6%
Diluted Earnings (Loss) per Share 2/	$0.29	$(1.83)	$2.12	-115.8%	$(5.01)	$(0.47)	$(4.54)	966.0%

1/	2008 amounts have been adjusted for the change in revenue recognition policy for the Stacktrain business unit to conform with the 2009 presentation.
2/	2009 year-to-date amounts include an intermodal segment goodwill impairment charge of $169.0 million and a logistics segment goodwill impairment charge of $31.4 million, a total of $200.4 million, $161.0 million net of tax, or $4.63 per diluted share. 2008 fourth quarter and year-to-date Logistics segment amounts include $87.9 million goodwill impairment charge, $73.3 million net of tax, or $2.11 per diluted share.